Exhibit 99.1

BAM! Entertainment Announces Fiscal Second Quarter Results

SAN JOSE, Calif.—February 18, 2004 – BAM! Entertainment® BFUN, a developer and publisher of interactive entertainment software, today reported results for its fiscal second quarter ended December 31, 2003.

The company reported net revenues for the fiscal second quarter of $5.9 million, a decrease of 73% from net revenues of $22.0 million for the same quarter of the prior fiscal year. The operating loss for the quarter was $4.8 million and net loss for the quarter was $5.1 million, equivalent to 31 cents per share. In the same quarter of the prior year, the company sustained an operating loss of $13.3 million and a net loss of $13.4 million, equivalent to 92 cents per share.

During the quarter ended December 31, 2003, the company released Wallace & Gromit in Project Zoo on three platforms and The Powerpuff Girls — Relish Rampage Pickled Edition on one platform in North America. In the same quarter of the prior fiscal year the company released eleven new products across five platforms in both the US and Europe.

The company completed the sale of 5.37 million shares of its common stock and warrants to purchase another 4.07 million shares of its common stock, resulting in gross proceeds of $5.06 million in private offerings to institutional and accredited investors in October 2003 and January 2004. In addition, in December 2003, the company also closed the funding of a $1.5 million, 7 percent convertible term note, due December 2004.

Key titles currently slated for release during the spring of calendar year 2004 include the first release of Carmen Sandiego for next generation consoles and Bujingai: The Forsaken City, a third person action adventure title.

The company also announced today that it had agreed terms to acquire VIS entertainment plc (“VIS”), a Scottish developer of interactive entertainment software products, and SOE Development Limited, a company set up to fund the development of State of Emergency 2, one of VIS’ key properties. The terms of the proposed acquisition, which has been approved by the companies’ respective boards of directors, would create an expanded business which would embrace the expertise of both BAM! and VIS worldwide. The combined company will be led by executives from both BAM! and VIS. Their first joint project will be the development and publishing of the VIS property State of Emergency 2, the sequel to the hit product which topped the US and UK charts simultaneously, and which sold in excess of 1 million units worldwide.

Raymond C. Musci, Chief Executive Officer of BAM!, commented: “This is an exciting combination of two dynamic businesses whose activities and experience span the globe. We believe this deal will position our combined businesses strongly in a highly-competitive market, and achieve significant synergies in our operations. We are bringing together some of the most talented and knowledgeable people in our industry. There is little or no overlap between the businesses and we intend that the new combined company will operate in an efficient and rigorous manner, involving both development and publishing of games.”

About BAM! Entertainment, Inc.

Founded in 1999 and based in San Jose, California, BAM! Entertainment, Inc. is a developer, publisher and marketer of interactive entertainment software worldwide. The company develops, obtains, or licenses properties from a wide variety of sources, including global entertainment and media companies, and publishes software for video game systems, wireless devices, and personal computers. The company’s common stock is publicly traded on NASDAQ under the symbol BFUN. More information about BAM! and its products can be found at the company’s web site located at www.bam4fun.com.

This release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current estimates and projections about BAM! Entertainment’s business, which are derived in part on assumptions of its management, and are not guarantees of BAM! Entertainment’s future performance, as such performance is difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Such factors include, but are not limited to, those described in BAM! Entertainment’s Annual Report on Form 10-K for the year ended June 30, 2003, and its Quarterly Report on Form 10-Q for the three-month period ended September 30, 2003, which are filed with the U.S. Securities and Exchange Commission. Readers of this release are referred to those filings. BAM! Entertainment does not intend to update any of these forward-looking statements after the date of this release.

NOTE: BAM! Entertainment, BAM! and BAM!4 are trademarks of BAM! Entertainment, Inc. PlayStation is a registered trademark of Sony Computer Entertainment Inc. Nintendo GameCube is a trademark of Nintendo of America, Inc. Nintendo and Game Boy Advance are trademarks of Nintendo. Xbox is a trademark of Microsoft Corporation. All other trademarks are the property of their respective owners.

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended		Six months ended
	December 31,		December 31,

	2003	2002	2003	2002

Net revenues	$5,923	$22,005	$7,286	$30,745
Costs and expenses:
Cost of revenues
Cost of goods sold	3,720	14,315	4,353	18,752
Royalties, software costs, and license costs	3,238	9,430	3,919	13,626
Project abandonment costs	—	3,686	105	5,613
Total cost of revenues	6,958	27,431	8,377	37,991
Research and development (exclusive of amortization of deferred stock compensation)	679	755	1,217	2,048
Sales and marketing (exclusive of amortization of deferred stock compensation)	1,395	4,152	1,577	7,012
General and administrative (exclusive of amortization of deferred stock compensation)	1,550	2,352	2,810	4,392
Amortization of deferred stock compensation*	36	133	109	294
Litigation settlement	—	—	(650)	—
Restructuring costs	69	451	245	451
Total costs and expenses	10,687	35,274	13,685	52,188
Loss from operations	(4,764)	(13,269)	(6,399)	(21,443)
Interest income	1	79	2	143
Interest expense	(321)	(258)	(349)	(526)
Other income (expense)	(37)	19	(40)	(24)
Net loss	$(5,121)	$(13,429)	$(6,786)	$(21,850)
Net loss per share:
Basic and diluted	$(0.31)	$(0.92)	$(0.43)	$(1.49)
Shares used in computation:
Basic and diluted	16,748	14,669	15,736	14,632
*Amortization of deferred stock compensation:
Research and development	$1	$11	$2	$24
Sales and marketing	1	7	2	16
General and administrative	34	115	105	254
	$36	$133	$109	$294

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Amounts in thousands)
(Unaudited)

	December 31,	June 30,
	2003	2003

ASSETS
Current assets:
Cash and cash equivalents	$399	$1,068
Accounts receivable, net of allowance of $5,247 as of December 31, 2003 and $2,722 as of June 30, 2003	2,116	539
Inventories	1,079	961
Prepaid royalties	1,072	1,067
Prepaid expenses and other	791	1,036
Total current assets	5,457	4,671
Capitalized software and licensed assets, net	2,313	4,138
Property and equipment, net	410	597
Long-term receivable, net of allowance of $1,627 as of December 31, 2003 and $1,627 as of June 30, 2003	—	—
Other assets	54	54
Total assets	$8,234	$9,460
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable — trade	$3,612	$3,199
Short-term borrowings	1,538	—
Royalties payable	713	1,242
Loan from director	256	—
Convertible term note	1,020	—
Obligations under capital leases — short-term portion	27	27
Accrued compensation and related benefits	900	785
Accrued software costs	85	128
Accrued expenses — other	1,512	793
Total current liabilities	9,663	6,174
Obligations under capital leases — long-term portion	13	26
Funds held in escrow for a future stockholder investment	25	—
Stockholders’ equity (deficit):
Common stock $0.001 par value; shares authorized; 100,000,000; shares issued and outstanding: 16,813,521 and 14,678,290 as of December 31, 2003 and June 30, 2003, respectively	17	15
Additional paid-in capital	65,161	62,986
Deferred stock compensation	(65)	(245)
Accumulated deficit	(66,597)	(59,811)
Accumulated other comprehensive income	17	315
Total stockholders’ equity (deficit)	(1,467)	3,260
Total liabilities and stockholders’ equity (deficit)	$8,234	$9,460

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
QUARTERLY FACT SHEET
NET REVENUES ANALYSIS
(Dollars in thousands)
(Unaudited)

			Percentage
			of net revenues
	Three months ended		for the three
	December 31,		months ended
			December 31,
	2003	2002	2003

Geographic sales mix
North America	$5,405	$14,773	91.3%
International	518	7,232	8.7
Total net revenues	$5,923	$22,005	100.0%
Platform revenue mix
PlayStation 2	$1,804	$9,196	30.5%
GameCube	1,484	1,442	25.0
Xbox	454	1,898	7.7
Gameboy Advance	1,870	6,474	31.6
Gameboy Color	(2)	111	(0.0)
N64	—	306	—
Personal Computer	196	212	3.3
PlayStation 1	117	2,366	1.9
Total net revenues	$5,923	$22,005	100.0%